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                                                                    Exhibit 99.1

                 Adaptive Broadband Announces Nasdaq Delisting

SUNNYVALE, Calif., May 22, 2001 (BUSINESS WIRE) -- ADAPTIVE BROADBAND CORPORATION today announced that it was advised by Nasdaq on May 21, 2001 that its securities would be delisted from the Nasdaq Stock Market effective with the open of business today. Trading in the securities has been suspended since May 14, 2001.

Adaptive Broadband also stated that it currently intends to request review of Nasdaq's delisting decision as permitted by Nasdaq's rules. The Company is not able to provide assurance that any request for review that it may make will be successful.

The Company reiterated its prior statement that it currently expects to complete its accounting review and bring its Securities and Exchange Commission filings current no later than June 15, 2001. After bringing its filings current, the Company intends to seek to have one or more market makers quote its common stock on Nasdaq's OTC Bulletin Board. The Company will also seek to arrange for one or more market makers to quote its common stock on the Pink Sheets quotation service, which does not require that issuers of quoted securities be current in their periodic filings. Despite these intentions, the Company is not able to provide assurance with respect to when or if its Securities and Exchange Commission filings will be brought current or quotations will be available for its common stock.

About Adaptive Broadband

Adaptive Broadband (www.adaptivebroadband.com) is a data networking solutions company that provides leading-edge technology for the deployment of broadband wireless communication over the Internet. Its AB-Access(TM) fixed wireless broadband platform bridges the last mile, currently replacing the local loop for corporate and small business subscribers and migrating to the residential market. Combining a leading packet-on-demand technology and time division duplexing, it offers data transmission at rates up to 25 Mbps -- providing the capability for voice, real-time video conferencing, transmission of full streaming video, web surfing, and transmission of data files -- all simultaneously and over one connection.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes forward-looking statements within the meaning of the Securities Exchange Act of 1934. All forward-looking statements are based on current information, and Adaptive Broadband assumes no obligation to update such statements. Forward-looking statements involve risks and uncertainties, and actual events or results may differ materially from those suggested by a forward-looking statement. Factors which could cause actual events or results to differ materially are set forth in Adaptive Broadband's filings with the Securities and Exchange Commission.

CONTACT: Adaptive Broadband
Alan K. Geddes, 408/743-3429 (Chief Financial Officer) ageddes@adaptivebroadband.com or
Investor Information Line:
(Toll-free) 1-888-225-6789
http://www.adaptivebroadband.com